May 10, 2012

Constella Group, LLC

c/o SRA International, Inc.

4300 Fair Lakes Court

Fairfax, Virginia 22033

SRA International, Inc.

Ladies and Gentlemen:

We have acted as special North Carolina counsel to Constella Group, LLC, a North Carolina limited liability company (the “Guarantor”), in connection with the Guarantor’s guarantee (the “Guarantee”), along with the other guarantors under the Indenture (as defined below), of up to $400,000,000 in aggregate principal amount of 11.00% Senior Notes due 2019 (the “Exchange Notes”) of SRA International, Inc., a Virginia corporation (the “Company”), formerly known as Systems Research and Applications Corporation, a Virginia corporation, as successor by merger to the Predecessor Company (as defined below). The Exchange Notes are proposed to be issued by the Company in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4, Registration No. 333-180490 (the “Registration Statement”), filed with the Securities and Exchange Commission. The Exchange Notes are proposed to be issued and the Guarantee has been made pursuant to an Indenture dated as of July 20, 2011 (the “Original Indenture”), among Sterling Merger Inc., a Delaware corporation (“Merger Sub”), and Wilmington Trust, National Association, as Trustee (the “Trustee”), which is filed as Exhibit 4.1 to the Registration Statement, as supplemented by the First Supplemental Indenture dated as of July 20, 2011, among SRA International, Inc., a Delaware corporation (the “Predecessor Company”), as survivor of the merger of Merger Sub into the Predecessor Company, the Guarantor, the other guarantors party thereto and the Trustee (the “First Supplemental Indenture”), which is filed as Exhibit 4.2 to the Registration Statement, and as further supplemented by the Second Supplemental Indenture dated as of February 3, 2012, among the Company, the Guarantor, the other guarantors party thereto and the Trustee (the “Second Supplemental Indenture”), which is filed as Exhibit 4.3 to the Registration Statement (the Original Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, to be referred to collectively as the “Indenture”). The obligations of the Company under the Exchange Notes will be guaranteed by the Guarantor, along with the other guarantors, pursuant to the guarantee provisions in the Indenture. This opinion letter is furnished to you in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Act”).

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Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Original Indenture;

(b) the First Supplemental Indenture; and

(c) the Second Supplemental Indenture.

The documents referred to in clauses (a) through (c) above are referred to collectively as the “Subject Documents” and each, individually, as a “Subject Document”.

In addition, we have examined and relied upon the following:

(i) a certificate from the Chief Operating Officer and the Chief Financial Officer and Treasurer of the Guarantor certifying as to (A) true and correct copies of the articles of organization and operating agreement of the Guarantor and resolutions of the managers of the Guarantor authorizing the Guarantee and (B) the incumbency and specimen signature(s) of the individual(s) authorized to execute and deliver the First Supplemental Indenture and the Second Supplemental Indenture on behalf of the Guarantor;

(ii) a written consent of the board of managers of the Guarantor dated as of May 7, 2012, authorizing the execution and delivery of the Second Supplemental Indenture;

(iii) a certificate dated as of May 3, 2012, issued by the Secretary of State of North Carolina, attesting to the limited liability company status of the Guarantor in the State of North Carolina (the “Status Certificate”); and

(iv) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following.

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Guarantor or authorized representatives thereof, (ii) representations of the Guarantor set forth in the Subject Documents and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters, the signatures thereto are genuine and authorized and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

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(b) Signatures. The signatures of individuals signing the Subject Documents on behalf of the Guarantor are genuine.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. Based solely upon its Status Certificate, the Guarantor is a validly existing limited liability company under the laws of the State of North Carolina.

2. Power and Authority; Authorization. The Guarantor has the limited liability company power and authority to execute, deliver and perform its obligations under the Indenture, and has taken all necessary limited liability company action to authorize the execution and delivery of the Indenture and the performance of its obligations under the Indenture.

3. Execution and Delivery. The Guarantor has duly executed and delivered the First Supplemental Indenture and the Second Supplemental Indenture.

Matters Excluded from Our Opinions

We express no opinion with respect to the validity, binding effect or enforceability of the Subject Documents.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the laws of the State of North Carolina, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

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(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

(d) Incorporated Documents. The foregoing opinions do not relate to any documents or instruments other than the Subject Documents, and we express no opinion as to (i) such other documents or instruments (including, without limitation, any documents or instruments referenced or incorporated in any of the Subject Documents), (ii) the interplay between the Subject Documents and any such other documents and instruments, or (iii) any schedule, exhibit, appendix or like supplemental document referred to as attached to any Subject Document if so attached or in any manner altered after our review of such document.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement on or about the date hereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act. Arnold & Porter LLP, special counsel to the Company and the Guarantor, may rely upon this opinion letter with respect to matters set forth herein that are governed by North Carolina law for purposes of its opinion being delivered and filed as Exhibit 5.1 to the Registration Statement.

Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation.

Very truly yours,

/s/ McGuireWoods LLP
McGuireWoods LLP

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